Exhibit 99.1

REVOCABLE PROXY

INVESTORS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

                , 2013

        a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors (other than the nominees for directors set forth below) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at                      on                 , 2013, at         a.m., local time and at any all adjournments thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.	The approval of the Agreement and Plan of Merger, dated as of December 19, 2012, by and among (i) Investors Bank, Investors Bancorp, Inc. and Investors Bancorp, MHC, and (ii) Roma Bank, Roma Financial Corporation and Roma Financial Corporation, MHC (the “Merger Agreement”), which provides for, among other things, the merger of Roma Bank with and into Investors Bank, the merger of Roma Financial Corporation with and into Investors Bancorp, Inc., and the merger of Roma Financial Corporation, MHC with and into Investors Bancorp, MHC.	☐	☐	☐

		FOR	WITHHOLD	FOR ALL EXCEPT
2.	The election as Directors of all nominees listed below, each for a three-year term:	☐	☐	☐

Domenick A. Cama
James J. Garibaldi
Vincent D. Manahan III
James H. Ward III

INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
3.	The approval of the Investors Bancorp, Inc. Executive Officer Annual Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	The approval of a non-binding, advisory proposal to approve the compensation paid to our named executive officers.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Investors Bancorp, Inc. for the year ending December 31, 2013.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS AND NOMINEES STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting a Joint Proxy Statement/Prospectus dated                 , 2013 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Dated: , 2013	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder is required to sign.

Please complete, sign and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON                 , 2013: THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, IS AVAILABLE ON THE INTERNET AT                     .